Exhibit 99.4

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement, including in the section “Management,” filed by Liberty Oilfield Services Inc. on Form S-1 and each related Prospectus and each further amendments or supplements thereto.

Dated: February 14, 2017	/s/ Christopher A. Wright
	Name:	Christopher A. Wright